Gates Industrial Reports First-Quarter 2023 Results
Denver, CO, May 4, 2023
First-Quarter 2023 Financial Summary
◦Record first-quarter net sales of $897.7 million, up 0.5% compared to the prior-year period, including core revenue growth of 4.0%.
◦Net income attributable to shareholders of $26.4 million, or $0.09 per diluted share.
◦Adjusted Net Income per diluted share of $0.25.
◦Net income from continuing operations of $30.9 million, or a margin of 3.4%.
◦Adjusted EBITDA of $174.5 million and Adjusted EBITDA margin of 19.4%.
◦Maintaining 2023 full-year guidance.
◦$250 million share repurchase authorization approved by Board of Directors.
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific fluid power and power transmission solutions, today reported results for the first quarter ended April 1, 2023.
Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “We generated solid profitability expansion in an operating environment that remained challenging and while managing through a cybersecurity attack on the enterprise. I am proud of our Gates associates around the world for their resilience and perseverance in delivering results above the midpoint of our guidance.”
Jurek continued, “We posted meaningful improvement in our inventory levels and balance sheet year-over-year and generated positive operating cash flow. We feel good about the start to the year and maintained our full year guidance. Our Board of Directors approved a $250 million share repurchase authorization which will enable us to return capital to shareholders opportunistically.”
First-Quarter Financial Results
First-quarter net sales were $897.7 million, an increase of 0.5% over the prior-year quarter net sales of $893.4 million, including a core revenue increase of 4.0% and unfavorable foreign currency impact of 3.5%. Our Replacement and First-Fit businesses contributed similarly to our core growth in the quarter. Core growth in the Automotive Replacement market exceeded the core growth of the enterprise. The Energy, Personal Mobility and Off-Highway end markets experienced the highest growth rates compared to the prior-year period.
Net income attributable to shareholders in the first quarter of 2023 was $26.4 million, or $0.09 per diluted share, compared to $30.9 million, or $0.10 per diluted share in the first quarter of 2022. Adjusted Net Income for the first quarter of 2023 was $72.8 million, or $0.25 per diluted share, compared to $78.2 million, or $0.26 per diluted share in the first quarter of 2022. Relative to the prior-year period, a higher effective tax rate represented a $0.06 headwind to adjusted earnings per share in this year’s quarter. The diluted weighted average number of shares outstanding in the first quarter of 2023 was 287,878,415 compared to 296,238,212 in the first quarter of 2022.
First quarter net income from continuing operations was $30.9 million, or 3.4% of net sales, compared to $37.4 million, or 4.2% of net sales in the prior-year quarter.

First-quarter Adjusted EBITDA was $174.5 million, or 19.4% of net sales, compared to $156.8 million, or 17.6% of net sales in the prior-year quarter. Approximately $5.1 million of non-recurring costs associated with the cybersecurity incident in the quarter were added back as an adjustment to EBITDA. Higher gross margin was driven primarily by favorable pricing partially offset by lower absorption of fixed costs and higher inflation. Lower selling, general and administrative expenses also contributed to the year-over-year improvement primarily benefiting from a decrease in stock compensation costs compared to the prior-year period when the vesting of certain pre-IPO options occurred.
Power Transmission Segment Results

	Three months ended
(USD in millions)	April 1, 2023	April 2, 2022	% Change	% Core Change
Net sales	$548.1	$555.6	(1.3%)	3.2%
Adjusted EBITDA	$107.7	$97.8	10.1%
Adjusted EBITDA margin	19.6%	17.6%	200 bps
Power Transmission net sales for the first quarter of 2023 decreased by 1.3% to $548.1 million, reflecting a core revenue increase of 3.2% and unfavorable foreign currency effects of 4.5%. Core growth in the Replacement channel modestly outpaced the First-Fit channel. Automotive Replacement activity was solid. The Energy, Off-Highway and Personal Mobility end markets realized the strongest growth rates relative to the prior-year period.
Power Transmission Adjusted EBITDA was $107.7 million compared to $97.8 million in the prior-year quarter. Segment Adjusted EBITDA margin expanded approximately 200 basis points with the improvement primarily fueled by favorable pricing and improving supply chain dynamics, partially offset by lower absorption of fixed cost and higher inflation.
Fluid Power Segment Results

	Three months ended
(USD in millions)	April 1, 2023	April 2, 2022	% Change	% Core Change
Net sales	$349.6	$337.8	3.5%	5.2%
Adjusted EBITDA	$66.8	$59.0	13.2%
Adjusted EBITDA margin	19.1%	17.5%	160 bps
Fluid Power net sales increased by 3.5% to $349.6 million in the first quarter, reflecting core revenue growth of 5.2% and unfavorable foreign currency effects of 1.7%. The Energy, Off-Highway and Automotive end markets posted the strongest growth rates for the segment. First-Fit channel growth exceeded Replacement channel growth for the segment.
Fluid Power Adjusted EBITDA was $66.8 million compared to $59.0 million in the prior-year quarter. The 160 basis point improvement in Adjusted EBITDA margin resulted primarily from favorable pricing and a more stable operating environment, partially offset by lower absorption of fixed costs and higher inflation.
Liquidity and Capital Resources
During the first quarter of 2023, the Company generated $52.5 million of cash from operations and first-quarter capital expenditures decreased to $14.6 million from $18.0 million in the prior-year quarter.
As of April 1, 2023, the Company had total cash and cash equivalents of $594.9 million and total outstanding debt of $2.5 billion, as well as committed borrowing headroom of $471.0 million.

Share Repurchase Authorization Announced
The Company also announced that its Board of Directors has authorized a share repurchase program of up to $250 million of the Company’s ordinary shares. This authorization is valid through October 2024.
The timing and actual number of shares repurchased will depend on a variety of factors, including price, available liquidity, general business and market conditions, tax considerations, and alternative investment opportunities. Under the share repurchase program, repurchases can be made from time to time using a variety of methods, including but not limited to open market purchases and privately negotiated transactions, all in compliance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and other applicable legal requirements.
The repurchase program does not obligate the Company to acquire any specific dollar amount or number of ordinary shares, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.
2023 Guidance
The Company is reiterating its full year financial guidance for 2023. Specifically, the company reaffirms the following:
•Core revenue growth in the range of 1 to 5%
•Adjusted EBITDA of $700 to $750 million
•Adjusted Earnings Per Share of $1.13-$1.23
•Capital Expenditures of approximately $100 million
•Free Cash Flow conversion of approximately 100%
Share-based metrics in the Company’s guidance do not include the effect of any potential share repurchases.
Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, including expected Core Revenue Growth, Adjusted EBITDA, Adjusted Earnings per Share and Free Cash Flow conversion for 2023. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 11:30 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by dialing (888) 414-4601 (domestic) or +1 (646) 960-0313 (international) and requesting the Gates Industrial Corporation First-Quarter 2023 Earnings Conference Call or providing the Conference ID of 5772067. An audio replay of the conference call can be accessed by dialing (800) 770-2030 (domestic) or +1 (647) 362-9199 (international), and providing the passcode 5772067, or by accessing Gates Industrial’s website at investors.gates.com.

About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment (“first-fit”) manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 130 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business and financial results (including growth initiatives, margin expansion and free cash flow conversion), statements regarding the supply chain, demand trends and growing backlog, cash generation capabilities, capital deployment options (including share repurchases), investments in products and verticals, and statements regarding our outlook for 2023. Such forward-looking statements are subject to various risks and uncertainties, including, among others, economic, political and other risks associated with international operations, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control (including material and logistics availability, bank failures, inflation, supply chain and labor challenges and end-market recovery), risks related to catastrophic events, including global pandemics such as the COVID-19 pandemic, continued operation of our manufacturing facilities, including as a result of cybersecurity attacks, our ability to forecast and meet demand, market acceptance of new products, and the significant influence of the Company’s majority shareholders, investment funds affiliated with Blackstone Inc. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended
(USD in millions, except per share amounts)	April 1, 2023	April 2, 2022
Net sales	$897.7	$893.4
Cost of sales	572.6	588.5
Gross profit	325.1	304.9
Selling, general and administrative expenses	232.1	235.2
Transaction-related expenses	0.2	0.8
Restructuring expenses	5.5	0.5
Operating income from continuing operations	87.3	68.4
Interest expense	40.8	32.6
Other expenses	0.3	0.6
Income from continuing operations before taxes	46.2	35.2
Income tax expense (benefit)	15.3	(2.2)
Net income from continuing operations	30.9	37.4
Loss on disposal of discontinued operations	0.3	0.1
Net income	30.6	37.3
Less: non-controlling interests	4.2	6.4
Net income attributable to shareholders	$26.4	$30.9

Earnings per share
Basic
Earnings per share from continuing operations	$0.09	$0.11
Earnings per share from discontinued operations	—	—
Earnings per share	$0.09	$0.11

Diluted
Earnings per share from continuing operations	$0.09	$0.10
Earnings per share from discontinued operations	—	—
Earnings per share	$0.09	$0.10

Gates Industrial Corporation plc
Condensed Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of April 1, 2023	As of December 31, 2022
Assets
Current assets
Cash and cash equivalents	$594.9	$578.4
Trade accounts receivable, net	840.2	808.6
Inventories	659.1	656.2
Taxes receivable	26.2	13.0
Prepaid expenses and other assets	236.4	221.2
Total current assets	2,356.8	2,277.4
Non-current assets
Property, plant and equipment, net	639.8	637.5
Goodwill	2,015.4	1,981.1
Pension surplus	9.8	10.1
Intangible assets, net	1,470.3	1,490.4
Right-of-use assets	127.4	132.2
Taxes receivable	15.1	15.1
Deferred income taxes	607.2	600.3
Other non-current assets	40.6	47.5
Total assets	$7,282.4	$7,191.6
Liabilities and equity
Current liabilities
Debt, current portion	$27.7	$36.6
Trade accounts payable	452.1	469.6
Taxes payable	29.2	23.5
Accrued expenses and other current liabilities	229.2	222.6
Total current liabilities	738.2	752.3
Non-current liabilities
Debt, less current portion	2,423.3	2,426.4
Post-retirement benefit obligations	74.7	76.2
Lease liabilities	117.4	121.9
Taxes payable	78.6	79.5
Deferred income taxes	183.7	192.0
Other non-current liabilities	112.9	99.7
Total liabilities	3,728.8	3,748.0
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 284,892,001 (December 31, 2022: authorized shares: 3,000,000,000; outstanding shares: 282,578,917)	2.8	2.8
—Additional paid-in capital	2,559.9	2,542.1
—Accumulated other comprehensive loss	(857.0)	(917.8)
—Retained earnings	1,509.3	1,482.9
Total shareholders’ equity	3,215.0	3,110.0
Non-controlling interests	338.6	333.6
Total equity	3,553.6	3,443.6
Total liabilities and equity	$7,282.4	$7,191.6

Gates Industrial Corporation plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended
(USD in millions)	April 1, 2023	April 2, 2022
Cash flows from operating activities
Net income	$30.6	$37.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54.5	55.1
Foreign exchange and other non-cash financing expenses	9.7	9.2
Share-based compensation expense	9.5	24.1
Decrease in post-employment benefit obligations, net	(3.0)	(4.6)
Deferred income taxes	(3.1)	(12.3)
Other operating activities	1.0	3.1
Changes in operating assets and liabilities:
—Increase in accounts receivable	(27.7)	(88.4)
—Decrease (increase) in inventories	6.5	(37.8)
—Decrease in accounts payable	(22.6)	(8.6)
—Decrease (increase) in prepaid expenses and other assets	4.8	(24.2)
—Decrease in taxes payable	(9.2)	(19.5)
—Increase (decrease) in other liabilities	1.5	(38.8)
Net cash provided by (used in) operating activities	52.5	(105.4)
Cash flows from investing activities
Purchases of property, plant and equipment	(11.8)	(17.4)
Purchases of intangible assets	(2.8)	(0.6)
Cash paid under corporate-owned life insurance policies	(17.0)	(10.3)
Cash received under corporate-owned life insurance policies	1.5	3.0
Proceeds from the sale of property, plant and equipment	0.2	—
Other investing activities	—	0.3
Net cash used in investing activities	(29.9)	(25.0)
Cash flows from financing activities
Issuance of shares	11.3	0.2
Buy-back of shares	—	(175.2)
Proceeds from long-term debt	—	70.0
Payments of long-term debt	(4.9)	(5.3)
Debt issuance costs paid	(0.3)	(0.1)
Other financing activities	(8.2)	(5.4)
Net cash used in financing activities	(2.1)	(115.8)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(4.1)	(4.7)
Net increase (decrease) in cash and cash equivalents and restricted cash	16.4	(250.9)
Cash and cash equivalents and restricted cash at the beginning of the period	581.4	660.9
Cash and cash equivalents and restricted cash at the end of the period	$597.8	$410.0
Supplemental schedule of cash flow information
Interest paid	$45.9	$37.6
Income taxes paid	$27.3	$29.6
Accrued capital expenditures	$2.0	$0.5

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.
Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in foreign currency rates and the first-year impacts of acquisitions and disposals, where applicable. We present core revenue growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
Management uses Net Leverage as a measure of our liquidity and in assessing the strength of our balance sheet. Net Leverage is a non-GAAP measure that represents the number of times by which net debt (principal amount of debt less cash and cash equivalents) exceeds Adjusted EBITDA for the last twelve months of the applicable period.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended
(USD in millions)	April 1, 2023	April 2, 2022
Net income from continuing operations	$30.9	$37.4
Adjusted for:
Income tax expense (benefit)	15.3	(2.2)
Net interest and other expenses	41.1	33.2
Depreciation and amortization	54.5	55.1
Transaction-related expenses (1)	0.2	0.8
Restructuring expenses (2)	5.5	0.5
Share-based compensation expense	9.5	24.1
Inventory impairments and adjustments (3) (included in cost of sales)	0.6	7.6
Severance expenses (included in cost of sales)	0.5	—
Severance expenses (included in SG&A)	0.6	0.3
Credit loss related to customer bankruptcy (included in SG&A) (4)	10.7	—
Cybersecurity incident expenses (5)	5.1	—
Adjusted EBITDA	$174.5	$156.8

Net Sales	$897.7	$893.4
Adjusted EBITDA Margin	19.4%	17.6%

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Inventory impairments and adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis. The inflationary environment of the prior year period caused LIFO values to drop below First-in, First-out (“FIFO”) values because LIFO measurement resulted in inflated costs being matched against sales while current, lower costs are retained in inventories.
(4)
On January 31, 2023, one of our customers filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In connection with the bankruptcy proceedings, we evaluated our potential risk and exposure relating to our outstanding pre-petition accounts receivable balance from the customer and have recorded a $10.7 million pre-tax charge to reflect our estimated recovery. We will continue to monitor the circumstances surrounding the bankruptcy in determining whether adjustments to this recovery estimate are necessary.

(5)
On February 11, 2023, Gates determined that it was the target of a malware attack. Cybersecurity incident expenses include legal, consulting, and other costs incurred as a direct result of this incident, some of which may be partially offset by insurance recoveries.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended
(USD in millions, except share numbers and per share amounts)	April 1, 2023	April 2, 2022
Net income attributable to shareholders	$26.4	$30.9
Adjusted for:
Loss on disposal of discontinued operations	0.3	0.1
Amortization of intangible assets arising from the 2014 acquisition of Gates	29.0	29.6
Transaction-related expenses (1)	0.2	0.8
Restructuring expenses (2)	5.5	0.5
Share-based compensation expense	9.5	24.1
Inventory impairments and adjustments (3) (included in cost of sales)	0.6	7.6
Adjustments relating to post-retirement benefits	(0.7)	(1.6)
Financing and other FX related losses	1.6	2.5
Other adjustments	(1.8)	(2.1)
Credit loss related to customer bankruptcy (included in SG&A) (4)	10.7	—
Cybersecurity incident expenses (5)	5.1	—
Estimated tax effect of the above adjustments	(13.6)	(14.2)
Adjusted Net Income	$72.8	$78.2

Diluted weighted-average number of shares outstanding	287,878,415	296,238,212
Adjusted Net Income per diluted share	$0.25	$0.26

(1)	Transaction-related expenses related primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and included costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Inventory impairments and adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis. The inflationary environment of the prior year period caused LIFO values to drop below First-in, First-out (“FIFO”) values because LIFO measurement resulted in inflated costs being matched against sales while current, lower costs are retained in inventories.
(4)
On January 31, 2023, one of our customers filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In connection with the bankruptcy proceedings, we evaluated our potential risk and exposure relating to our outstanding pre-petition accounts receivable balance from the customer and have recorded a $10.7 million pre-tax charge to reflect our estimated recovery. We will continue to monitor the circumstances surrounding the bankruptcy in determining whether adjustments to this recovery estimate are necessary.

(5)
On February 11, 2023, Gates determined that it was the target of a malware attack. Cybersecurity incident expenses include legal, consulting, and other costs incurred as a direct result of this incident, some of which may be partially offset by insurance recoveries.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Revenue Growth
(Unaudited)

	Three months ended April 1, 2023
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended April 1, 2023 (1)	$548.1	$349.6	$897.7
Impact on net sales of movements in currency rates	25.4	5.7	31.1
Core revenue for the three months ended April 1, 2023	$573.5	$355.3	$928.8

Net sales for the three months ended April 2, 2022	555.6	337.8	893.4
Increase in net sales on a core basis (core revenue)	$17.9	$17.5	$35.4

Core revenue growth	3.2%	5.2%	4.0%

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Gates Industrial Corporation plc
Reconciliation of Free Cash Flow and Free Cash Flow Conversion
(Unaudited)

	Three months ended		Twelve months ended
(USD in millions)	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Net cash provided by (used in) operating activities	$52.5	$(105.4)	$423.7	$301.0
Capital expenditures (1)	(14.6)	(18.0)	(83.6)	(84.8)
Free Cash Flow	$37.9	$(123.4)	$340.1	$216.2

(1)	Capital expenditures represent purchases of property, plant and equipment and purchases of intangible assets.

	Twelve months ended
(USD in millions)	April 1, 2023	April 2, 2022
Free Cash Flow	$340.1	$216.2
Adjusted Net Income	$323.6	$388.5
Free Cash Flow Conversion	105.1%	55.6%

Reconciliation of Net Leverage
(Unaudited)

	Twelve months ended
(USD in millions)	April 1, 2023	April 2, 2022
Total principal amount of debt	$2,486.5	$2,624.0
Less: Cash and cash equivalents	(594.9)	(406.8)
Net Debt	$1,891.6	$2,217.2

Adjusted EBITDA	$698.3	$696.3

Net Leverage	2.7 x	3.2 x

Source: Gates Industrial Corporation plc

Contact
Gates Investor Relations
Rich Kwas
(303) 744-4887
investorrelations@gates.com